Exhibit 99(d)(22)

SUB-ADVISORY AGREEMENT

AGREEMENT made as of the 2nd day of April, 2014 by and between Mercer Investment Management, Inc., a Delaware corporation (the “Advisor”), and Prudential Investment Management, Inc., a New Jersey corporation (the “Sub-Advisor”).

WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engage in the business of providing investment management services; and

WHEREAS, the Advisor has been retained to act as investment adviser pursuant to an Investment Advisory Agreement, dated July 1, 2005 (the “Advisory Agreement”), with Mercer Funds (the “Trust”), a Delaware statutory trust registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), which consists of several separate series of shares, each having its own investment objectives and policies, and which is authorized to create additional series in the future; and

WHEREAS, the Advisory Agreement permits the Advisor, subject to the supervision and direction of the Trust’s Board of Trustees, to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Advisor desires to retain the Sub-Advisor to assist the Advisor in the provision of a continuous investment program for that portion of one or more of the Trust’s series’ (each a “Fund”) assets which the Advisor will assign to the Sub-Advisor (the “Sub-Advisor Assets”), and the Sub-Advisor is willing to render such services, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of mutual covenants recited below, the parties agree and promise as follows:

1.         Appointment as Sub-Advisor. The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor Assets, subject to the supervision of the Advisor and the Board of Trustees of the Trust, and subject to the terms of this Agreement; and the Sub-Advisor hereby accepts such appointment. In such capacity, the Sub-Advisor shall be responsible for the investment management of the Sub-Advisor Assets. The Sub-Advisor agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with respect to other fiduciary accounts for which the Sub-Advisor has investment responsibilities, and that a prudent manager would exercise under the circumstances.

2.         Duties of the Sub-Advisor.

(a)     Investments. The Sub-Advisor is hereby authorized and directed, and hereby agrees, subject to the stated investment objectives, policies and restrictions of each Fund as set forth in such Fund’s prospectus and statement of additional information as currently in effect and as amended from time to time (collectively referred to as the “Prospectus”) and the Investment Guidelines (the “Investment Guidelines”) and subject to the directions of the Advisor and the Trust’s Board of Trustees, to purchase, hold and sell investments for the Sub-Advisor Assets and to monitor such investments on an ongoing basis. In providing these services, the Sub-Advisor will conduct an ongoing program of investment, evaluation and, if appropriate, sale and reinvestment of the Sub-Advisor Assets. The Advisor agrees to provide the Sub-Advisor information concerning (i) a Fund; (ii) its assets available or to become available for investment; and (iii) the conditions of a Fund’s or the Trust’s affairs as relevant to the Sub-Advisor.

(b)     Compliance with Applicable Laws, Governing Documents and Trust Compliance Procedures. In the performance of its duties and obligations under this Agreement, the Sub-Advisor shall, with respect to Sub-Advisor Assets, (i) act in conformity with: (A) the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) and By-Laws; (B) the Prospectus; (C) the policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Advisor (together, the “Trust Compliance Procedures”); (D) the Investment Guidelines, and (E) the instructions and directions received in writing from the Advisor or the Trustees of the Trust; and (ii) conform to and comply with the requirements of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered investment companies’ and Sub-Advisors’ duties under this Agreement. The Advisor will provide the Sub-Advisor with any materials or information that the Sub-Advisor may reasonably request to enable it to perform its duties and obligations under this Agreement.

The Advisor will provide the Sub-Advisor with reasonable advance notice, in writing, of: (i) any change in a Fund’s investment objectives, policies and restrictions as stated in the Prospectus; (ii) any change to the Trust’s Declaration of Trust or By-Laws; or (iii) any material change in the Trust Compliance Procedures; and the Sub-Advisor, in the performance of its duties and obligations under this Agreement, shall manage the Sub-Advisor Assets consistently with such changes, provided the Sub-Advisor has received reasonable prior notice of the effectiveness of such changes from the Trust or the Advisor. In addition to such notice, the Advisor shall provide to the Sub-Advisor a copy of a modified Prospectus and copies of the revised Trust Compliance Procedures, as applicable, reflecting such changes. The Sub-Advisor hereby agrees to provide to the Advisor in a timely manner, in writing, such information relating to the Sub-Advisor and its relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust’s registration statement on Form N-1A, or otherwise as reasonably requested by the Advisor.

In order to assist the Trust and the Trust’s Chief Compliance Officer (the “Trust CCO”) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Advisor shall provide to the Trust CCO: (i) direct access to the Sub-Advisor’s chief compliance officer (the “Sub-Advisor CCO”), as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Advisor has complied with the Trust Compliance Procedures in managing the Sub-Advisor Assets; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by

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Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Advisor’s management of the Sub-Advisor Assets.

(c)     Sub-Advisor Compliance Policies and Procedures. The Sub-Advisor shall promptly provide the Trust CCO with copies of: (i) the Sub-Advisor’s policies and procedures for compliance by the Sub-Advisor with the Federal Securities Laws (together, the “Sub-Advisor Compliance Procedures”), and (ii) any material changes to the Sub-Advisor Compliance Procedures. The Sub-Advisor shall cooperate fully with the Trust CCO so as to facilitate the Trust CCO’s performance of the Trust CCO’s responsibilities under Rule 38a-1 to review, evaluate and report to the Trust’s Board of Trustees on the operation of the Sub-Advisor Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Advisor Compliance Procedures involving the Sub-Advisor Assets. The Sub-Advisor shall provide to the Trust CCO: (i) quarterly reports confirming the Sub-Advisor’s compliance with the Sub-Advisor Compliance Procedures in managing the Sub-Advisor Assets, and (ii) certifications that there were no Material Compliance Matters involving the Sub-Advisor that arose under the Sub-Advisor Compliance Procedures that affected the Sub-Advisor Assets. At least annually, the Sub-Advisor shall provide a certification to the Trust CCO to the effect that the Sub-Advisor has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Advisor with the Federal Securities Laws.

(d)     Voting of Proxies. Unless otherwise instructed by the Advisor or the Trust, the Sub-Advisor shall have the power, discretion and responsibility to vote, either in person or by proxy, all securities in which the Sub-Advisor Assets may be invested from time to time, and shall not be required to seek instructions from the Advisor, the Trust or a Fund. The Sub-Advisor shall also provide its Proxy Voting Policy (the “Proxy Policy”), and, if requested by the Advisor, a summary of such Proxy Policy suitable for including in the Prospectus, and will provide the Advisor with any material amendment to the Proxy Policy within a reasonable time after such amendment has taken effect. If both the Sub-Advisor and another person managing assets of a Fund have invested in the same security, the Sub-Advisor and such other entity will each have the power to vote its pro rata share of the security. The Advisor shall take all necessary actions regarding class actions or securities litigation claims involving the Sub-Advisory Assets. The Sub-Advisor shall, upon the Advisor’s reasonable request, provide reasonable assistance to the Advisor or the Trust’s agents in assessing the economic impact to the Sub-Advisor Assets of participation in legal proceedings, including securities class actions and bankruptcies; provided, that the Sub-Advisor shall not be responsible for filing any forms or other documents (including bankruptcy actions) related to such participation. Additionally, the Advisor agrees that Sub-Advisor is not providing legal services or advice in evaluating and recommending such opportunities to participate in class actions or securities litigation claims involving Sub-Advisor Assets.

(e)     Agent and Power of Attorney. Subject to any other written instructions of the Advisor or the Trust, the Sub-Advisor is hereby appointed the Advisor’s and the Trust’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Advisor shall be

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requested by brokers, dealers, counterparties and other persons in connection with its management of the Sub-Advisor Assets, and the Advisor hereby authorizes the Sub-Advisor to negotiate and execute any and all agreements and documentation relating to transactions (and the clearing of any such transactions through a clearing house) permitted to be effectuated under the Investment Guidelines, including without limitation swaps, cleared swaps, and futures (collectively, “Transactions”), and further authorizes the Sub-Advisor to perform any and all of the obligations contemplated under the Transactions, provided that, the Sub-Advisor’s actions in executing such documents shall comply with federal regulations, all other federal laws applicable to registered investment companies and the Sub-Advisor’s duties and obligations under this Agreement and the Trust’s governing documents.

(f)     Brokerage. The Sub-Advisor will place orders pursuant to the Sub-Advisor’s investment determinations for a Fund either directly with an issuer or with any broker or dealer selected by the Sub-Advisor, pursuant to this paragraph. In executing portfolio transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek, on behalf of a Fund, the best overall execution available. In assessing the best overall terms available for any transaction, the Sub-Advisor shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) provided to a Fund and/or other accounts over which the Sub-Advisor may exercise investment discretion. The Sub-Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Advisor to a Fund. Such authorization is subject to termination at any time by the Board of Trustees of the Trust for any reason. In addition, the Sub-Advisor is authorized to allocate purchase and sale orders for portfolio securities to brokers or dealers that are affiliated with the Advisor, the Sub-Advisor, the Trust’s principal underwriter, or other sub-advisors (if applicable) if the Sub-Advisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms, and provided that the transactions are consistent with the Trust’s Rule 17e-1 and Rule 10f-3 procedures. The Advisor will identify all brokers and dealers affiliated with the Trust, the Advisor, and the Trust’s principal underwriter (and the other Sub-Advisors of the Fund, to the extent such information is necessary for the Sub-Advisor to comply with applicable federal securities laws), other than those whose sole business is the distribution of mutual fund shares, who effect securities transactions for customers. The Advisor shall promptly furnish a written notice to the Sub-Advisor if the information so provided is no longer accurate.

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In connection with its management of the Sub-Advisor Assets and consistent with its fiduciary obligation to the Sub-Advisor Assets and other clients, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be, over time, the most equitable and consistent with its fiduciary obligations to the Sub-Advisor’s Assets and to such other clients. In addition, with respect to the Sub-Advisor Assets, the Advisor consents to Sub-Advisor placing swaps “block trades” (as defined by CFTC regulations), including aggregating its swaps orders with those of the Sub-Advisor’s other clients in order to place such “block trades”.

(g)     Securities Transactions. In no instance will any of the Fund’s portfolio securities be purchased from or sold to the Advisor, the Sub-Advisor, the Trust’s principal underwriter, or any affiliated person the Trust, the Advisor, the Sub-Advisor or the Trust’s principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act, including Rule 17a-7 thereunder.

The Sub-Advisor acknowledges that the Advisor and the Trust may rely on Rule 17a-7, Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Sub-Advisor hereby agrees that it shall not consult with any other sub-advisor to the Fund with respect to transactions in securities for the Sub-Advisor Assets or any other transactions of Fund assets.

The Sub-Advisor is authorized to engage in transactions in which the Sub-Advisor, or an affiliate of the Sub-Advisor, acts as a broker for both the Fund and for another party on the other side of the transaction (“agency cross transactions”). The Sub-Advisor shall effect any such agency cross transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other applicable provisions of the federal securities laws and shall provide the Advisor with periodic reports describing such agency cross transactions. By execution of this Agreement, the Advisor authorizes the Sub-Advisor or its affiliates to engage in agency cross transactions, as described above. The Advisor may revoke its consent at any time by written notice to the Sub-Advisor.

Prudential Fixed Income (“PFI”), the public fixed income unit of the Sub-Advisor responsible for managing the Sub-Advisor Assets hereby represents that it has implemented policies and procedures that will prevent the disclosure by it, its employees or its agents of the Trust’s portfolio holdings to any person or entity other than the Advisor, the Trust’s custodian, or other persons expressly designated by the Advisor.

(h)     Code of Ethics. PFI hereby represents that it has adopted policies and procedures and a code of ethics that meet the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. Copies of such policies and procedures and code of ethics and any changes or supplements thereto shall be delivered to the Advisor and the Trust, and any material violation of such policies, and procedures and

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code of ethics by PFI personnel, the sanctions imposed in response thereto, and any issues arising under such policies, and procedures and code of ethics shall be reported to the Advisor and the Trust at the times and in the format reasonably requested by the Advisor and the Board of Trustees.

(i)     Books and Records. The Sub-Advisor shall maintain separate detailed records of all matters pertaining to the Sub-Advisor Assets, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Advisor on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Advisor further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

(j)     Information Concerning Sub-Advisor Assets and the Sub-Advisor. From time to time as the Advisor, and any consultants designated by the Advisor, or the Trust may request, the Sub-Advisor will furnish the requesting party reports on portfolio transactions and reports on Sub-Advisor Assets held in the portfolio, all in such detail as the Advisor, its consultant(s) or the Trust may reasonably request. The Sub-Advisor will provide the Advisor with information (including information that is required to be disclosed in the Prospectus) with respect to the portfolio managers responsible for Sub-Advisor Assets, any changes in the portfolio managers responsible for Sub-Advisor Assets, any changes in the ownership of the Sub-Advisor, the management of PFI or of material changes in the control of PFI. The Sub-Advisor will promptly notify the Advisor of any pending non-routine and material investigation, material litigation, administrative proceeding or any other significant regulatory inquiry related to PFI that would have a material adverse effect on the Sub-Advisor’s ability to perform its obligations under this Agreement. Upon reasonable request, the Sub-Advisor will make available its officers and employees to meet with the Trust’s Board of Trustees to review the Sub-Advisor Assets. Notwithstanding the foregoing, the Sub-Advisor shall not be required to disclose any information (i) that the Sub-Advisor or any other Prudential Financial company would not otherwise disseminate to third parties if the Sub-Advisor reasonably and in good faith believes, without consideration of the confidentiality obligations hereunder, that such disclosure would require full public disclosure of such information under applicable securities laws because it would be considered material, nonpublic information regarding Prudential Financial, Inc., or (ii) if disclosure is otherwise prohibited pursuant to applicable law or order of a court of competent jurisdiction.

(k)     Valuation of Sub-Advisor Assets. The Sub-Advisor agrees to promptly notify the Advisor or its designee in the event that the Sub-Advisor believes that a significant event has occurred with respect to any Sub-Advisor Assets that causes the Sub-Advisor to believe that the price of any Sub-Advisor Asset is materially different than the price of such Sub-Advisor Asset given to the Sub-Advisor by the Trust’s pricing agent. As requested by the Advisor or the Trust’s Valuation Committee, the Sub-Advisor hereby agrees to provide reasonable assistance to the Valuation Committee of the Trust,

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the Advisor and the Trust’s pricing agents in valuing Sub-Advisor Assets held in the portfolio, provided that such assistance would not violate any applicable law or contractual obligation of the Sub-Advisor. Such assistance may include fair value pricing of portfolio securities, as requested by the Advisor. The Sub-Advisor agrees that it will act, at all times, in accordance with the Trust’s Valuation Procedures, and will provide such certifications or sub-certifications relating to its compliance with the Trust’s Valuation Procedures as reasonably may be requested, from time to time, by the Advisor or the Trust.

The Sub-Advisor also will provide such information or perform such additional acts as are customarily performed by a Sub-Advisor and may be required for a Fund or the Advisor to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended (the “Securities Act”), and any rule or regulation thereunder.

(l)     Custody Arrangements. The Sub-Advisor, on each business day, shall provide the Advisor, its consultant(s) and the Trust’s custodian such information as the Advisor and the Trust’s custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

(m)     Historical Performance Information. To the extent agreed upon by the parties, the Sub-Advisor will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

(n)     Regulatory Examinations. The Sub-Advisor will cooperate promptly and fully with the Advisor and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the SEC).

3.         Independent Contractor. In the performance of its duties hereunder, the Sub-Advisor is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

4.         Services to Other Clients. Nothing herein contained shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render investment advisory, supervisory and other services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities. It is understood that the Sub-Advisor may give advice and take action for its other clients that may differ from advice given, or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security that the Sub-Advisor, its principals, affiliates or employees may purchase or sell for its or their own accounts or other clients.

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5.         Expenses. During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it in connection with its activities under this Agreement, other than the costs of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or otherwise acquired, or sold or otherwise disposed of, for a Fund. The Sub-Advisor, at its sole expense, shall employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Trust or the Advisor, as the case may be, shall reimburse the Sub-Advisor for any expenses as may be reasonably incurred by the Sub-Advisor, at the request of and on behalf of a Fund or the Advisor. The Sub-Advisor shall keep and supply to the Trust and the Advisor reasonable records of all such expenses.

6.         Compensation. For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Sub-Advisor will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed in accordance with Exhibit A.

If this Agreement is terminated prior to the end of any calendar quarter, the fee shall be prorated for the portion of any quarter in which this Agreement is in effect according to the proportion which the number of calendar days, during which this Agreement is in effect, bears to the number of calendar days in the quarter, and shall be payable within ten (10) days after the date of termination.

7.         Representations and Warranties of the Sub-Advisor. The Sub-Advisor represents and warrants to the Advisor and the Trust as follows:

(a)     The Sub-Advisor is registered as an investment adviser under the Advisers Act;

(b)     The Sub-Advisor is a corporation, duly organized and validly existing under the laws of the State of New Jersey, with the power to own and possess its assets and carry on its business as it is now being conducted;

(c)     The execution, delivery and performance by the Sub-Advisor of this Agreement are within the Sub-Advisor’s powers and have been duly authorized by all necessary action on the part of its board of directors and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Advisor for the execution, delivery and performance by the Sub-Advisor of this Agreement, and the execution, delivery and performance by the Sub-Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation; (ii) the Sub-Advisor’s governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

(d)     The Form ADV of the Sub-Advisor related to PFI previously provided to the Advisor (a copy of which is attached as Exhibit B to this Agreement) is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the

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circumstances under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form ADV related to PFI.

8.         Representations and Warranties of the Advisor. The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

(a)     The Advisor is registered as an investment adviser under the Advisers Act;

(b)     The Advisor is a corporation duly organized and validly existing under the laws of the State of Delaware, with the power to own and possess its assets and carry on its business as it is now being conducted;

(c)     The execution, delivery and performance by the Advisor of this Agreement are within the Advisor’s powers and have been duly authorized by all necessary action on the part of its Board of Directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Advisor for the execution, delivery and performance by the Advisor of this Agreement, and the execution, delivery and performance by the Advisor of this Agreement or any Transaction not contravene or constitute a default under (i) any provision of applicable law, rule or regulation; (ii) the Advisor’s governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Advisor;

(d)     The Advisor acknowledges that it received a copy of the Sub-Advisor’s Form ADV related to PFI (a copy of which is attached as Exhibit B) prior to the execution of this Agreement. The Advisor also acknowledges that it received and understands the information contained in the Sub-Advisor’s Collateralized Trading Disclosure Statement and that the agreements described therein would constitute legal, valid and binding obligations against the Fund in accordance with their terms;

(e)     The Advisor and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Advisor to enter into this Agreement; and

(f)     The Advisor and the Trust have policies and procedures designed to detect and deter disruptive trading practices, including “market timing,” and the Advisor and the Trust each agree that they will continue to enforce and abide by such policies and procedures, as amended from time to time, and comply with all existing and future laws relating to such matters or to the purchase and sale of interests in the Funds generally;

(g)     The Fund (i) a “qualified eligible person” as defined under Rule 4.7(a)(2) of the Commodity Futures Trading Commission and the Advisor consents to the treatment of the Sub-Advisor Assets as an exempt account under Rule 4.7, and (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, and shall notify the Sub-Advisor of any change in such status; and

(h)     With respect to the registration requirements of the U.S. Commodity Exchange Act (“CEA”), and the membership requirements of the U.S. National Futures Association (the “NFA”), relating to commodity pool operators and commodity trading

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advisors, the Advisor: (i) engages in activities requiring registration under the CEA, is appropriately registered with the Commodity Futures Trading Commission (“CFTC”) and is a member of the NFA; or (ii) does not engage in activities requiring NFA membership or registration under the CEA; or (iii) engages in activities requiring registration under the CEA but is exempt from CFTC registration requirements and NFA membership requirements and has filed all documents necessary in connection therewith.

9.         Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Sub-Advisor and the Advisor pursuant to Sections 7 and 8 of this Agreement, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

10.       Liability and Indemnification.

(a)     Liability. The duties of the Sub-Advisor shall be confined to those expressly set forth herein, with respect to the Sub-Advisor Assets. The Sub-Advisor shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law that cannot be waived or modified hereby. Under no circumstances shall the Sub-Advisor be liable for any loss arising out of any act or omission taken by another sub-advisor, or any other third party, in respect of any portion of the Trust’s assets not managed by the Sub-Advisor pursuant to this Agreement. Under no circumstances shall either party hereto be liable to the other for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

(b)     Indemnification. The Sub-Advisor shall indemnify the Advisor, the Trust and each Fund, and their respective affiliates and controlling persons (the “Sub-Advisor Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Advisor, the Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Advisor’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties hereunder; provided, however, that the Sub-Advisor Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Advisor’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties hereunder. No warranty or undertaking is given by the Sub-Advisor (i) as to the performance or profitability of the Sub-Advisor Assets or any part of it; or (ii) that the investment objectives or performance of the Sub-Advisor Assets by reference to any express or implied benchmark (including any target tracking error) will be achieved.

The Advisor shall indemnify the Sub-Advisor, its affiliates and its controlling persons (the “Advisor Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, howsoever arising from, or in connection with, the Advisor’s

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breach of this Agreement or its representations and warranties herein or as a result of the Advisor’s willful misfeasance, bad faith, negligence, reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Advisor Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties hereunder.

11.       Duration and Termination.

(a)     Duration. This Agreement, unless sooner terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect from the date of execution (the “Effective Date”), until two years from the Effective Date, and thereafter, for periods of one year, so long as such continuance thereafter is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each Fund (except as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC). The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

(b)     Termination. This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (i) the vote of a majority of the Trustees of the Trust, the vote of a majority of the outstanding voting securities of the Fund, or the Advisor, or (ii) the Sub-Advisor on not less than 90days written notice to the Advisor and the Trust. This Agreement may also be terminated as to any Fund at any time by any party hereto immediately upon written notice to the other parties in the event of a breach of any provision to this Agreement by any of the parties.

This Agreement shall not be assigned and shall terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or No Action Letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement. In the event that there is a proposed change in control of the Sub-Advisor that would act to terminate this Agreement, if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, the Sub-Advisor agrees to assume all reasonable costs associated with soliciting shareholders of the appropriate Fund(s) of the Trust to approve continuation of this Agreement. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies. In the event that such proposed change in control of the Sub-Advisor shall occur following either: (i) receipt by the Advisor and the Trust of an exemptive order issued by the SEC with respect to the appointment of sub-advisors absent shareholder approval, or (ii) the adoption of proposed Rule 15a-5 under the 1940 Act, the Sub-Advisor agrees to assume all reasonable costs and expenses (including the costs of mailing) associated with the preparation of a statement, required by the exemptive order or Rule 15a-5, containing all information that would be included in a proxy statement (an

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“Information Statement”). In addition, if the Sub-Advisor shall resign, the Sub-Advisor agrees to assume all reasonable costs and expenses (including the costs of mailing) associated with the preparation of an Information Statement.

This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

12.       Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust’s Board of Trustees, and (b) the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law, and unless otherwise permitted pursuant to exemptive relief granted by the SEC or No Action position granted by the SEC or its staff, by a vote of the majority of a Fund’s outstanding securities.

13.       Confidentiality. Any information or recommendations supplied by either the Advisor or the Sub-Advisor, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including portfolio holdings of the Trust, financial information or other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”) and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, (including, without limitation, to brokers or other counterparties for portfolio transactions; to affiliates to the extent necessary or appropriate in connection with the services under the agreement; and to third party service providers subject to confidentiality agreements), the custodian, and such persons as the Advisor may designate in connection with the Sub-Advisor Assets. Nothing in this Agreement shall be construed to prevent the Sub-Advisor from giving other entities investment advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

14.       Use of Sub-Advisor’s Name. During the term of this Agreement, the Advisor shall have permission to use the Sub-Advisor’s name in the marketing of the Fund, and agrees to furnish the Sub-Advisor at its principal office all prospectuses, proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Advisor in any way.

15.       Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

(a)       If to the Advisor:

Mercer Investment Management, Inc.

99 High Street

12

Boston, MA 02110

Attention: Chief Counsel

(b)       If to the Sub-Advisor:

Prudential Investment Management, Inc.

Gateway Center Two, 3rd Floor

Newark, New Jersey, 07102

Attention: Emete Hassan

With a copy to:

Prudential Investment Management, Inc.

Gateway Center Two, 3rd Floor

Newark, New Jersey, 07102

Attention: Daniel Malooly, Esq.

The Advisor hereby consents to electronic delivery of all documents and information that the Sub-Advisor may be required to deliver to the Advisor from time to time under the Advisers Act.

16.       Governing Law. This Agreement shall be governed by the internal laws of the State of New York without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.       Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

18.       Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

19.       Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” “affiliates,” “controlling persons” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC, and the term “Fund” or “Funds” shall refer to those Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

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20.         Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMODITY FUTURES TRADING COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THE TRADING PROGRAM ADOPTED HEREUNDER OR ANY BROCHURE OR ACCOUNT DOCUMENT.

ADVISOR

MERCER INVESTMENT MANAGEMENT, INC.

By:	/s/ Stan Mavromates
Stan Mavromates
Chief Investment Officer

SUB-ADVISOR

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Steve B. Saperstein
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